As filed with the Securities and Exchange Commission on November 27, 2019

Registration No. 333-234436

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPRING BANK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2386345 (I.R.S. Employer Identification No.)

35 Parkwood Drive, Suite 210

Hopkinton, MA 01748

(508) 473-5993

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garrett Winslow, Esq.

General Counsel

Spring Bank Pharmaceuticals, Inc.

35 Parkwood Drive, Suite 210

Hopkinton, MA 01748

(508) 473-5993

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Megan Gates, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated November 27, 2019

PRELIMINARY PROSPECTUS

SPRING BANK PHARMACEUTICALS, INC.

2,579,143 Shares of Common Stock

This prospectus relates to the offer and sale by the selling shareholders identified in this prospectus, and any of their respective pledgees, donees, transferees, or other successors in interest, of up to 2,579,143 shares of common stock of Spring Bank Pharmaceuticals, Inc. (the “Common Stock”) that are issuable pursuant to the terms of certain convertible notes due September 19, 2023 (the “Convertible Notes”) and warrants issued to the holders of the Convertible Notes (the “Pontifax Warrants”), as further described in this prospectus.

The number of shares of Common Stock being registered hereunder is comprised of: (i) 2,329,143 shares of Common Stock issuable upon conversion of the Convertible Notes, which Convertible Notes are convertible into shares of our Common Stock at a conversion price of $8.76 per share (the “Note Conversion Shares”); and (ii) 250,000 shares of Common Stock issuable upon the exercise of the Pontifax Warrants, which Pontifax Warrants are exercisable for shares of our Common Stock at an exercise price of $6.57 per share. The number of shares of Common Stock registered by the Registrant represents a good faith estimate of the number of shares of Common Stock which will be issued upon conversion of the Convertible Notes, assuming for purposes hereof, that the Convertible Notes will accrue interest through September 19, 2023 at a rate of 8% per annum and that the Registrant will pay interest amounts in cash quarterly through the maturity of the Convertible Notes. If the Convertible Notes convert after the Registrant has paid some of the principal balance on the Convertible Notes, the actual number of shares issuable to the selling shareholders upon conversion of the Convertible Notes, if any, could be materially less than 2,329,143 shares of common stock depending on the amount of principal and accrued but unpaid interest that is converted into shares of Common Stock at the time. This presentation is not intended to constitute an indication or prediction of the date on which the selling shareholders will convert the Convertible Notes into Common Stock, if at all.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to a registration rights agreement, as further described in this prospectus. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders.

The selling shareholders and their respective pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. Additional information on the selling shareholders, and the times and manner in which they may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling Shareholders” and “Plan of Distribution” in this prospectus.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “SBPH.” On November 26, 2019, the last reported sale price of our Common Stock was $3.25 per share.

Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is, 2019

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ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Spring Bank,” “we,” “us,” and “our” refer to Spring Bank Pharmaceuticals, Inc., a Delaware corporation, and, where appropriate, its direct and indirect subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:

•	preclinical study data and clinical trial data, and the success, cost and timing of our product development activities and current and future clinical trials;
•	the timing of and our ability to obtain and maintain regulatory approvals for any of our product candidates;
•	whether our product candidates will satisfactorily demonstrate safety and efficacy to the FDA and other comparable regulatory organizations;
•	our ability to identify and develop new product candidates;
•	our intellectual property position;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our ability to develop sales and marketing capabilities;
•	our ability to identify, recruit and retain key personnel;
•	our financial performance and our ability to fund our working capital requirements;
•	our ability to pay interest and principal on the Convertible Notes;
•	developments and projections relating to our competitors in the industry;
•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act; and
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly in the “Risk Factors” sections of this prospectus and of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview of Spring Bank

We are a clinical-stage biopharmaceutical company engaged in the discovery and development of a novel class of therapeutics for the treatment of viral infections, inflammatory diseases and certain cancers using our proprietary small molecule nucleotide platform. We design our compounds to selectively target and modulate the activity of specific proteins implicated in various disease states. We are developing our lead product candidate, inarigivir soproxil, or inarigivir, for the treatment of chronic hepatitis B virus, or HBV. We have designed our antiviral product candidates, including inarigivir, to selectively activate within infected hepatic cells the cellular protein, retinoic acid-inducible gene 1 (RIG-I), to inhibit viral replication and to cause the induction of intracellular interferon signaling pathways for antiviral defense. We believe that inarigivir, as a RIG-I agonist, could play an important role in antiviral therapy as a result of its dual mechanism of action that is designed to selectively modulate the body’s immune response and inhibit viral replication. We are also developing additional product candidates, including our lead STING (Stimulator of Interferon Genes) agonist product candidate, SB 11285, which is an immunotherapeutic agent for the potential treatment of selected cancers.

We are developing inarigivir, an orally-administered investigational selective immunomodulator, as a potential backbone in a combinatorial treatment for chronic HBV, with a goal to accelerate and substantially increase functional cure rates in a simple, safe and selective manner. We recently completed our global Phase 2 ACHIEVE trial of inarigivir, and in April 2019, we launched two Phase 2 global trials (CATALYST 1 and CATALYST 2) examining the administration of inarigivir 400mg as monotherapy and co-administered with a nucleotide in naïve and virally suppressed chronic HBV patients. We are also pursuing the development of SB 9225, a co-formulation of inarigivir with tenofovir disoproxil fumarate, or TDF, as a potential fixed-dose combination product for the treatment of patients with chronic HBV. In addition to our inarigivir clinical trials, we continue to explore collaborations, including with siRNA compounds targeting hepatitis B surface antigen, or HBsAg, as well as other antiviral and immunomodulatory mechanisms. We believe the immunomodulatory activity of inarigivir could become a key component of a future combinatorial treatment for patients infected with chronic HBV, increasing the percentage of chronic HBV patients who achieve a functional cure.

In addition to our inarigivir clinical development program, we are developing our lead STING agonist product candidate, SB 11285, as a potential next-generation immunotherapeutic agent for the treatment of selected cancers. In our preclinical studies in multiple tumor-derived cell lines, SB 11285 has been observed to cause the induction of cytokines consistent with engagement of the target, as well as cell death and apoptosis. In June 2019, we filed an investigational new drug application for a Phase 1 clinical trial for the intravenously-administered (IV) SB 11285 for the clinical study of advanced solid tumors, which was accepted by the U.S. Food and Drug Administration in July 2019. Part 1 of this Phase 1 trial is a dose-escalation study with IV SB 11285 monotherapy followed by combination with a checkpoint inhibitor and is designed to determine a recommended phase 2 dose. Part 2 of this Phase 1 trial will explore IV SB 11285 antitumor activity in combination with a checkpoint inhibitor in selected tumor types. The trial will be conducted at multiple sites in the United States.

Our principal executive offices are located at 35 Parkwood Drive, Suite 210, Hopkinton, MA 01748 and our telephone number is (508) 473-5993. Our website address is www.springbankpharm.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

The Offering

Common Stock offered	Up to 2,579,143 shares (representing the maximum shares issuable pursuant to the terms of the Convertible Notes and the Pontifax Warrants)
Common Stock outstanding before this offering	16,476,342 shares as of November 1, 2019
Common Stock outstanding after this offering	19,055,485 shares (assuming that the full amount of the registered securities are issued pursuant to the terms of the Convertible Notes and the Pontifax Warrants)
Use of proceeds

We will not receive any proceeds from the sale of shares of Common Stock in this offering, but we will receive the exercise price of the Pontifax Warrants if the Pontifax Warrants are exercised (unless the warrants are exercised by means of a “cashless exercise,” in which case we will not receive any proceeds from that exercise). See the section entitled “Use of Proceeds.”

Nasdaq Capital Market symbol	SBPH

Risk factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 3 of this prospectus, in deciding whether or not to invest in our Common Stock.
Plan of distribution

The selling shareholders and their pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. See the section entitled “Plan of Distribution” beginning on page 8 of this prospectus for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission or the SEC. If any of the risks listed in our most recent Annual Report on Form 10-K or any of the following risks actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock offered by this prospectus could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

In addition to the risk factors incorporated by reference herein, the following risk factors are included:

The terms of our loan and security agreement with Pontifax Medison Finance require us to meet certain operating covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

In September 2019, we entered into a loan and security agreement with Pontifax (the “Loan and Security Agreement”), that is secured by a lien covering all of our assets, other than our intellectual property. The Loan and Security Agreement contains customary affirmative and negative covenants and events of default. Affirmative covenants include, among others, covenants requiring us to protect and maintain our intellectual property and comply with all applicable laws, deliver certain financial reports, maintain a minimum cash balance and maintain insurance coverage. Negative covenants include, among others, covenants restricting us from transferring any part of our business or intellectual property, incurring additional indebtedness, engaging in mergers or acquisitions, changing foreign subsidiary voting rights, repurchasing shares, paying dividends or making other distributions, making investments, and creating other liens on our assets, including our intellectual property, in each case subject to customary exceptions. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility. These restrictions may include, among other things, limitations on borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem capital stock or make investments. If we default under the terms of the Loan and Security Agreement or any future debt facility, the lender may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our common stock. The lender could declare a default upon the occurrence of any event that it interprets as a material adverse effect as defined under the Loan and Security Agreement. Any declaration by the lender of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline.

Repayment of the Convertible Notes, if they are not otherwise converted, will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on our indebtedness.

Our ability to pay the principal of and/or interest on the Convertible Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service the Convertible Notes or other future indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt and implement one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional debt financing or equity financing on terms that may be onerous or highly dilutive. Our ability to refinance the Convertible Notes or other future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Convertible Notes.

The issuance of shares of Common Stock upon conversion of the Convertible Notes and exercise of the Pontifax Warrants could substantially dilute your investment and could impede our ability to obtain additional financing.

The Convertible Notes are convertible into and the Pontifax Warrants are exercisable for shares of our Common Stock and give the holders an opportunity to profit from a rise in the market price of our Common Stock such that conversion or exercise thereof could result in dilution of the equity interests of our shareholders. We have no control over whether the holders will exercise their right to convert their Convertible Notes or exercise their Pontifax Warrants. While the Convertible Notes are convertible at a fixed price of $8.76 per share and the Pontifax Warrants are exercisable at a fixed price of $6.57 per share, both of which are higher than our current market price, we cannot predict the market price of our Common Stock at any future date, and therefore, cannot predict whether the Convertible Notes will be converted or whether the Pontifax Warrants will be exercised. The existence and potentially dilutive impact of the Convertible Notes and the Pontifax Warrants may prevent us from obtaining additional financing in the future on acceptable terms, or at all.

Provisions in our restated certificate of incorporation and amended and restated bylaws and under Delaware law could make an acquisition of our Company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our Company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions include those establishing:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from filling vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;
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the required approval of the holders of at least a majority of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our restated certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
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the requirement that a special meeting of stockholders may be called only by the board of directors, the chairman of the board of directors, the chief executive officer or stockholders holding a majority of our issued and outstanding common stock, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Furthermore, our amended and restated bylaws specify that, unless we consent in writing to the selection of an alternative forum, and to the fullest extent permitted by law, as described below, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the

Securities Act, and our stockholders cannot waive our compliance with the federal securities laws and the rules and regulations thereunder.

We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action.

DESCRIPTION OF THE TRANSACTION

Private Placement of Convertible Notes and Pontifax Warrants

Loan and Security Agreement and Convertible Notes

On September 3, 2019, we and our wholly-owned subsidiary entered into the Loan and Security Agreement. The lenders are referred to herein as the “selling shareholders.”

The Loan and Security Agreement provides for a $20.0 million term loan (the “Term Loan”) to be delivered to us in a single installment, which we received on September 19, 2019 (the “Closing Date”). The Term Loan matures on September 19, 2023, the 48-month anniversary following the Closing Date (the “Maturity Date”), unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Term Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

The principal balance of the Term Loan bears interest at 8% rate per annum with interest payable on a quarterly basis based on the Term Loan principal amount outstanding in the preceding quarter. The Term Loan is “interest only” for the first 24 months of the Term Loan, and commencing on the last business day of the calendar quarter prior to the 24-month anniversary of the Closing Date and continuing on the first business day of each quarter thereafter until the Term Loan Maturity Date, the Term Loan shall amortize in eight quarterly installments of $2,500,000.

We may, at our option upon at least 14 days’ written notice to the selling shareholders, prepay an amount of not less than $1,000,000 or all of the then outstanding principal balance and all accrued and unpaid interest on the Term Loan, together with a prepayment charge equal to 3% of the principal amount being prepaid. In addition, following such time that we commence discussions or negotiations towards certain change in control transactions, and as long as discussions or negotiations are ongoing, prepayment shall not be permitted. In the event that a change in control takes place during the three months period after prepayment hereunder took place, then, selling shareholders shall be entitled to request that prepayment shall be deemed null and void and to pay pursuant to the terms of the Loan and Security Agreement any amount pre-paid thereunder and shall be entitled to all rights thereunder (including the right to convert any then outstanding Term Loan amount) as if pre-payment did not take place.

The selling shareholders may, at their option, elect to convert the then outstanding Term Loan amount and all accrued and unpaid interest thereon into shares of our Common Stock at a conversion price of $8.76 per share, which is equal to two times the average closing price of our Common Stock during the 30 trading days prior to the execution of the Loan and Security Agreement, subject to certain adjustments.

Our obligations are secured by a security interest, senior to any current and future debts and to any security interest, in all of our right, title, and interest in, to and under all of our property and other assets, subject to limited exceptions including our intellectual property.

The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by us limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on us. After the occurrence of an event of default the selling shareholders may (i) accelerate payment of all obligations and impose a prepayment charge, (ii) sign and file in our name any notices, assignment or agreements necessary to perfect or protect payment of all obligations, or (iii) notify any of our account debtors to make payment directly to the agent for the selling shareholders.

Warrants

In connection with the entry into the Loan and Security Agreement, on the Closing Date, we issued the Pontifax Warrants to the selling shareholders to purchase an aggregate of 250,000 shares of our Common Stock. The Pontifax Warrants are exercisable for a period of six years from the Closing Date at a per-share exercise price of $6.57, which is equal to 1.5 times the average closing price of our Common Stock during the 30 trading days prior to the execution of the Loan and Security Agreement, subject to certain adjustments as specified in the Warrant.

Registration Rights Agreement

On the Closing Date, in connection with entry into the Loan and Security Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling shareholders pursuant to which we agreed to register the shares of Common Stock underlying the Convertible Notes and the Pontifax Warrants with the SEC for public resale under the Securities Act.

Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to file an initial registration statement on Form S-3 with the SEC within 45 days after the Closing Date, registering for resale shares of Common Stock issuable pursuant to the terms of the Convertible Notes and the Pontifax Warrants. We are required to cause the registration statement to be declared effective within 120 days after the Closing Date.

In addition, we are required to use our commercially reasonable efforts to maintain the effectiveness of a registration statements required to be filed under the Registration Rights Agreement until the earlier to occur of (i) the date on which the selling shareholders may sell all of the securities covered by such registration statement without restriction or limitation under Rule 144 of the Securities Act, or (ii) the date on which the selling shareholders have sold all of the securities covered by such registration statement.

The Registration Rights Agreement further provides that in the event that (i) the initial registration statement fails to register the minimum number of shares of Common Stock required under the Registration Rights Agreement, (ii) we do not file a registration statement required to be filed under the Registration Rights Agreement within the prescribed time period, (iii) the SEC has not declared effective a registration statement required to be filed under the Registration Rights Agreement within the prescribed time period, or (iv) a registration statement required to be filed under the Registration Rights Agreement ceases to be effective and available to the investors under certain circumstances, we shall pay to the holders of registrable securities, on the occurrence of each such event and on every 30th day thereafter until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate principal amount outstanding under the Convertible Notes. If the Company fails to make any such payment in a timely manner, the outstanding amounts will accrue interest at a rate of 1.0% per month until paid in full. In no event shall the aggregate amount of such payments exceed 10% of the aggregate principal amount of the Convertible Notes.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling shareholders. The exercise price of the outstanding Pontifax Warrants issued in the private placement described above is $6.57 per share. If all of the Pontifax Warrants are exercised for cash, we will receive proceeds of approximately $1,642,500, which we plan to use for working capital and general corporate purposes. If the selling shareholders elect to exercise the Pontifax Warrants by means of a “cashless exercise,” as is allowed pursuant to the terms of the Pontifax Warrants, we will not receive any proceeds upon exercise of the Pontifax Warrants.

The selling shareholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in connection with the sale of the shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for resale by the selling shareholders pursuant to the Form S-3 of which this prospectus forms a part are the shares of Common Stock issuable to the selling shareholders pursuant to the terms of the Convertible Notes and upon exercise of the Pontifax Warrants. For additional information regarding the issuance of those Convertible Notes and Pontifax Warrants, see the description of the transaction above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Pontifax Warrants issued pursuant to the Loan and Security Agreement and as described below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of shares of Common Stock by each of the selling shareholders. The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the Convertible Notes and Pontifax Warrants, as of November 1, 2019, assuming conversion of all Convertible Notes at the conversion price in effect as of the trading day immediately preceding the date the registration statement is initially filed with the SEC and exercise of warrants that are held by the selling shareholders on that date. The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholders. The fourth column lists the shares of Common Stock held by each selling shareholder after completion of this offering, and assumes the full exercise of the Pontifax Warrants held by each of the selling shareholders and that each selling shareholder subsequently sells all of the shares covered by this prospectus and assumes full conversion of the Convertible Notes. The fifth column lists the percentage ownership held by each selling shareholder after completion of this offering to the extent such percentage exceed 1% of the total number of shares of Common Stock outstanding at that time. The information presented regarding the selling shareholders is based, in part, on information the selling shareholders provided to us in writing specifically for use in this prospectus. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

In addition to the assumptions described above, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of Common Stock. Percentage of beneficial ownership is based on 16,476,342 shares of our Common Stock outstanding as of November 1, 2019.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (to the extent greater than 1%)
Pontifax Medison Finance (Israel) L.P.(1)	1,803,680(2)	1,803,680	-	-
Pontifax Medison Finance (Cayman) L.P.(3)	775,463(4)	775,463	-	-

* Denotes less than 1%.

(1)

Pontifax Medison Finance (Israel), Limited Partnership (“Pontifax Israel”), is a limited partnership registered under the laws of the State of Israel. Decisions with respect the disposition of securities are taken by the fund’s investment committee. The members of the investment committee are Mr. Tomer Kariv, Mr. Ran Nussbaum, Mr. Shlomo Karako and Mr. Gil Gurfinkel. In addition, Pontifax Medison Finance GP Limited Partnership (“Pontifax Management”) is the general partner of Pontifax Israel. Pontifax Management 4 G.P. (2015) Ltd. is the general partner of Pontifax Management. Mr. Tomer Kariv and Mr. Ran Nussbaum are directors of Pontifax Management 4 G.P. (2015) Ltd., and as such, hold voting and/or dispositive power over the shares held by Pontifax Israel. The address of the entities affiliated with Pontifax Medison Finance (Israel) L.P. is 14 Shenkar St., Herzeliya, Israel.

(2)	Consists of (i) 1,628,847 shares of our Common Stock issuable under the Convertible Notes and (ii) 174,833 shares of our Common Stock issuable upon exercise of the Pontifax Warrants.
(3)

Pontifax Medison Finance (Cayman), L.P. (“Pontifax Cayman”), is a limited partnership registered under the laws of the Cayman Islands. Decisions with respect the disposition of securities are taken by the fund’s investment committee. The members of the investment committee are Mr. Tomer Kariv, Mr. Ran Nussbaum, Mr. Shlomo Karako and Mr. Gil Gurfinkel. In addition, Pontifax Medison Finance GP Limited Partnership (“Pontifax Management”) is the general partner of Pontifax Cayman. Pontifax Management 4 G.P. (2015) Ltd. is the general partner of Pontifax Management. Mr. Tomer Kariv and Mr. Ran Nussbaum are directors of Pontifax Management 4 G.P. (2015) Ltd., and as such, hold voting and/or dispositive power over the shares held by Pontifax Cayman. The address of the entities affiliated with Pontifax Medison Finance (Cayman) L.P. is 14 Shenkar St., Herzeliya, Israel.

(4)	Consists of (i) 700,296 shares of our Common Stock issuable under the Convertible Notes and (ii) 75,167 shares of our Common Stock issuable upon exercise of the Pontifax Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable pursuant to the terms of the Convertible Notes and upon exercise of the Pontifax Warrants to permit the resale of these shares of Common Stock by the holders of the Convertible Notes and Pontifax Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock.

The selling shareholders, which, as used herein, includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	one or more underwritten offerings on a firm commitment or best effort basis;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

Pursuant to the Registration Rights Agreement, the selling shareholders are generally entitled to be paid all registration expenses in connection with their registration obligations, regardless of whether a registration statement is filed or becomes effective.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than this prospectus, provided that they meet the criteria and conform to the requirements of that rule. Registration of the shares of Common Stock covered by this prospectus does not mean that any shares of the Common Stock will be offered or sold.

The selling shareholders may engage in at-the-market offerings and offer the Common Stock into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market-offerings will be described in the prospectus supplement relating thereto.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If at the time of any offering made under this prospectus, a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus and actually issued or issuable upon conversion of the Term Loans have been sold and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

The validity of the Common Stock issued and issuable upon conversion of the Convertible Notes and exercise of the Pontifax Warrants will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, MA.

EXPERTS

The consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 incorporated in this Prospectus by reference from the Spring Bank Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus, which constitutes a part of a registration statement on Form S-3 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Common Stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain a website at http://www.springbankpharm.com with information about our company and through which you may access these materials and other filings with the SEC free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the SEC. Except for the documents incorporated by reference as described below under “Incorporation of Certain Documents by Reference”, information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and any information that we file with the SEC subsequent to this prospectus and prior to the termination of the offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 11, 2019, as amended by Form 10-K/A filed with the SEC on April 30, 2019;
•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 29, 2019; for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019 and for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 24, 2019 that are deemed “filed” with the SEC under the Exchange Act;
•	Our Current Reports on Form 8-K (including amendments thereto) filed April 12, 2019, July 10, 2019, September 4, 2019 and October 17, 2019;
•

The description of our common stock contained in our Registration Statement on Form 8-A filed March 14, 2016, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Spring Bank Pharmaceuticals, Inc., 35 Parkwood Drive, Suite 210, Hopkinton, MA 01748, (508) 473-5993. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$2,861.54
Legal Fees and Expenses	$45,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous	$2,138.46
Total	$60,000.00

Item 15. Indemnification of Directors and Officers

Delaware Law

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Restated Certificate of Incorporation

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 16. Exhibits

The exhibit index set forth immediately prior to the signature page is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed February 12, 2016 (Commission File No. 333-208875)).
4.2

Form of Pontifax Warrants issued to the Selling Shareholders under the Loan and Security Agreement, dated September 3, 2019 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 filed November 1, 2019 (Commission File No. 333-234436).

5.1

Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 filed November 1, 2019 (Commission File No. 333-234436).

10.1

Loan and Security Agreement, dated September 3, 2019, among Spring Bank Pharmaceuticals, Inc. and the Lender parties thereto (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed September 4, 2019 (Commission File No. 001-37718)).

10.2

Registration Rights Agreement, dated September 19, 2019, among Spring Bank Pharmaceuticals, Inc. and the Lender parties thereto (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-3 filed November 1, 2019 (Commission File No. 333-234436).

23.1

Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 filed November 1, 2019 (Commission File No. 333-234436).).

23.2†	Consent of RSM US LLP.
24.1	Power of Attorney (previously included in the initial Registration Statement).
†Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on November 27, 2019.

SPRING BANK PHARMACEUTICALS, INC.

By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Martin Driscoll	Director, President and Chief Executive Officer (Principal Executive Officer)	November 27, 2019
Martin Driscoll
/s/ Jonathan Freve	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2019
Jonathan Freve
*	Chairman of the Board	November 27, 2019
Scott Smith
*	Director	November 27, 2019
David Arkowitz
*	Director	November 27, 2019
Todd Brady, M.D., Ph.D.
*	Director	November 27, 2019
Timothy Clackson, Ph.D.
*	Director	November 27, 2019
Kurt Eichler
*	Director	November 27, 2019
Pamela Klein, M.D.

*By:/s/ Jonathan Freve

Jonathan Freve

Attorney-in-Fact